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                                                                Exhibit 99.1


PRESS RELEASE


                                [FALCON logo]

FOR FURTHER INFORMATION
AT THE COMPANY:
Gene Fleetwood
9387 Dielman Industrial Drive
St. Louis, MO 63132
(314) 991-9200

FOR IMMEDIATE RELEASE  Friday, September 17, 2004

           FALCON PRODUCTS ANNOUNCES REFINANCING COMMITMENT LETTER
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                   WITH LEVINE LEICHTMAN CAPITAL PARTNERS
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        $135 MILLION PACKAGE TO PROVIDE LIQUIDITY AND COVENANT RELIEF
        -------------------------------------------------------------

         ST. LOUIS, MISSOURI, SEPTEMBER 17, 2004 -- Falcon Products, Inc. (NYSE: FCP), a leading manufacturer of commercial furniture, today announced that it has received a commitment letter from Levine Leichtman Capital Partners. The Los Angeles-based private equity firm manages in excess of $1 billion in institutional capital, and is leading a group of investors in a $135 million refinancing of Falcon's existing credit facility. Terms of the financing will be disclosed upon completion of the transaction, which is scheduled on or around September 30, 2004.

         "We're please to have reached this agreement with Levine Leichtman Capital Partners. The refinancing will provide us with significant liquidity and covenant relief, as we continue to execute our turnaround," Franklin A. Jacobs, Chairman and Chief Executive Officer stated. "This is a strong partner that is known for its successful investments. We were also pleased to have worked with Imperial Capital, the investment bankers who assisted us in successfully achieving this commitment from Levine Leichtman Capital Partners."

         "Falcon is the leader in the industry and we're excited about the opportunity to build on their strengths and take advantage of improving industry fundamentals," stated Arthur E. Levine, Founding General Partner of Levine Leichtman Capital Partners. "We anticipate completing this transaction by month end and having a long-term relationship with Falcon."

         Levine Leichtman Capital Partners is a Los Angeles, California private equity firm that manages in excess of $1 billion in institutional capital. Founded in 1984, the investment firm makes structured equity investments in industry leading middle market


Falcon Products
Add  - 2 -

companies owned and managed by entrepreneurs. The firm enhances shareholder value by providing significant post investment financial assistance to its portfolio companies. Successful investments by Levine Leichtman Capital Partners include Media Arts Group Inc., Jon Douglas Real Estate Services Group, Inc., Consumer Portfolio Services, Inc., the Quizno's Corporation and CiCi's Pizza, Inc.

         Falcon Products, Inc. is the leader in the commercial furniture markets it serves, with well-known brands, the largest manufacturing base and the largest sales force. Falcon and its subsidiaries design, manufacture and market products for the hospitality and lodging, food service, office, healthcare and education segments of the commercial furniture market. Falcon, headquartered in St. Louis, Missouri, currently operates 8 manufacturing facilities throughout the world and has approximately 2,100 employees.

         Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical facts are forward-looking statements, which involve risks and uncertainties which could impact future financial performance. Factors which could cause future performance to differ from those anticipated by these forward-looking statements include, but are not limited to, the ability of the Company to refinance its senior credit facility or obtain waivers of noncompliance with financial covenants on terms reasonable to the Company, if at all, the ability of the Company to service its debt obligations and satisfy the covenants in its loan obligations, the loss of key customers or suppliers within specific industries, the availability or cost of raw materials, increased competitive pricing pressures reflecting industry conditions, the general demand for products, general economic conditions, economic conditions in the markets served by the Company, and other factors. Additional cautionary statements regarding other risk factors that could have an effect on future performance of the Company are described in Falcon's periodic filings with the Securities and Exchange Commission. Although Falcon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Falcon can give no assurance that its expectations will be attained. Any forward-looking statements represent the best judgment of Falcon as of the date of this release. Falcon disclaims any obligation to update any forward-looking statements.

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